Exhibit (d)(48)

AMENDMENT TO THE AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT
FOR THE TIAA-CREF FUNDS

          AMENDMENT, dated March 1, 2012, to the Amended and Restated Investment Management Agreement dated January 2, 2012 (the “Agreement”), by and between TIAA-CREF Funds (the “Trust”) and Teachers Advisors, Inc. (“Advisors”).

          WHEREAS, the Trust and Advisors have agreed to a permanent reduction in the investment management fees charged by Advisors under the Agreement to the TIAA-CREF Enhanced Large-Cap Growth Index, Enhanced Large-Cap Value Index and Enhanced International Equity Index Funds by implementing breakpoints on such fees based on each Fund’s assets;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

          The attached Appendix A shall replace the pre-existing Appendix A to the Agreement effective March 1, 2012:

          IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By:
Title:

TEACHERS ADVISORS, INC.

By:
Title:

APPENDIX A

International Equity Fund
Real Estate Securities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$1.0	0.50%
Over $1.0—$2.5	0.48%
Over $2.5—$4.0	0.46%
Over $4.0	0.44%

Growth & Income Fund
Large-Cap Growth Fund
Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$1.0	0.45%
Over $1.0—$2.5	0.43%
Over $2.5—$4.0	0.41%
Over $4.0	0.39%

Mid-Cap Growth Fund
Mid-Cap Value Fund
Small-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$0.5	0.48%
Over $0.5—$0.75	0.46%
Over $0.75—$1.00	0.44%
Over $1.0	0.42%

Global Natural Resources Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0-$1.0	0.65.%
Over $1.0—$2.5	0.63%
Over $2.5-$4.0	0.61%
Over $4.0	0.59%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0-$1.0	0.85%
Over $1.0—$2.5	0.83%

Over $2.5-$4.0	0.81%
Over $4.0	0.79%

Large-Cap Growth Index Fund
Large-Cap Value Index Fund
Equity Index Fund
S&P 500 Index Fund
Small-Cap Blend Index Fund
International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

All Assets	0.14%

Enhanced Large-Cap Growth Index Fund
Enhanced Large-Cap Value Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$1.0	0.35%
Over $1.0—$2.5	0.30%
Over $2.5—$4.0	0.25%
Over $4.0	0.20%

Enhanced International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$1.0	0.45%
Over $1.0—$2.5	0.40%
Over $2.5—$4.0	0.35%
Over $4.0	0.30%

Social Choice Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

All Assets	0.15%

Managed Allocation Fund

All Assets	0.00%

Bond Fund
Bond Plus Fund
Tax-Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$1.0	0.30%
Over $1.0—$2.5	0.29%
Over $2.5—$4.0	0.28%
Over $4.0	0.27%

Short-Term Bond Fund
Inflation-Linked Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$1.0	0.25%
Over $1.0—$2.5	0.24%
Over $2.5—$4.0	0.23%
Over $4.0	0.22%

High-Yield Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

$0.0—$1.0	0.35%
Over $1.0—$2.5	0.34%
Over $2.5—$4.0	0.33%
Over $4.0	0.32%

Bond Index Fund	Money Market Fund
Lifecycle Retirement Income Fund	Lifecycle Index Retirement Income Fund
Lifecycle 2010 Fund	Lifecycle Index 2010 Fund
Lifecycle 2015 Fund	Lifecycle Index 2015 Fund
Lifecycle 2020 Fund	Lifecycle Index 2020 Fund
Lifecycle 2025 Fund	Lifecycle Index 2025 Fund
Lifecycle 2030 Fund	Lifecycle Index 2030 Fund
Lifecycle 2035 Fund	Lifecycle Index 2035 Fund
Lifecycle 2040 Fund	Lifecycle Index 2040 Fund
Lifecycle 2045 Fund	Lifecycle Index 2045 Fund
Lifecycle 2050 Fund	Lifecycle Index 2050 Fund
Lifecycle 2055 Fund	Lifecycle Index 2055 Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)

All Assets	0.10%